SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GOLDEN BOOKS FAMILY

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 9/21/98           20,000-             .5900
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 9/21/98           15,000-             .5900
               THE GABELLI CAPITAL ASSET FUND
                                 9/14/98            6,000-            1.1250
          GAMCO INVESTORS, INC.
                                 9/21/98           65,300-             .3125
                                 9/21/98           36,500-             .6041
                                 9/17/98           23,500-             .6563
                                 9/17/98           93,800-             .6293
                                 9/16/98            1,500-            1.2084
                                 9/16/98            1,500-            1.0313
                                 9/16/98            1,000-            1.2500
                                 9/16/98           29,900-             .7086
                                 9/15/98           24,800-            1.0873
                                 9/15/98            2,000-            1.1875
                                 9/14/98            5,000-            1.4219
                                 9/11/98           12,000-            1.3542










          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.